EXHIBIT 10.6

MAGENTA NEW MEDIA LIMITED

DEBENTURE

Issued under the authority of the Company's
Memorandum & Articles of Association
and pursuant to resolution of the Directors

dated the 4th day of October 2004

THIS DEBENTURE is made BETWEEN

(1)	Magenta New Media Limited of 27 New Bond Street, London W1S 2RH ("the Company");

(2)	ABS Global Capital Inc of 306 Victoria House, Victoria, Mahé, Seychelles ("the Debenture Holder")

WHEREAS the Company is indebted to the Debenture Holder for all principal monies lent to it by the Debenture Holder and or any other indebtedness of the Company to the Debenture Holder whether actual future or contingent and whether by subrogation or otherwise ("the Principal Monies")

NOW THIS DEED WITNESSETH AS FOLLOWS:-

1.      THE Company hereby covenants with the Debenture Holder that it will on demand in writing made by the Debenture Holder pay or discharge to the Debenture Holder the Principal Monies

2.      AS security for the payment and discharge of the Principal Monies and liabilities aforesaid the Company as beneficial owner hereby:-

(1)

Charges to the Debenture Holder by way of Legal Mortgage all freehold and leasehold property (including all fittings and fixtures and fixed plant and machinery thereon) and now owned by the Company. Particulars of the freehold and leasehold property of the Company are set out in Schedule 1 ("the Legally Mortgaged Property")

(2)

Charges to the Debenture Holder by way of specific equitable charge all estates and interests and charges in or over any freehold and leasehold property (except the Legally Mortgaged Property) now or at any time during the continuance of this security owned acquired by or charged to the Company ("the Equitable Charged Property")

(3)

Assigns to the Debenture Holder all debts other sums of money and other claims of a monetary nature which are now or at any future time belonging to or received or receivable by or which become payable to or vested in the Company ("the Debts") and the benefit of all securities for the same and all interest (if any) due or which becomes due in respect thereof TO HOLD the same unto the Debenture Holder subject only to the proviso for redemption hereinafter contained

(4)	Charges to the Debenture Holder by way of fixed charge:-

(i)

All stocks shares and other interests including (without prejudice to the generality of the foregoing) loan capital indebtedness or liabilities on any account or in any manner owing to the Company both present and future of the Company in (and from) any company person or body wheresoever situate; and

	(ii)	The goodwill and uncalled capital of the Company both present and future

(iii)

All patents patent applications trademarks trade names registered designs and copyrights and all licences and ancillary and connected rights relating to the intan-gible property both present and future of the Company

	(iv)	All monies received or receivable by the Company comprising the surplus upon realisation by a prior chargee of its security after discharge of all monies and liabilities secured by such prior charge

(5)

Charges to the Debenture Holder by way of floating charge the whole of the remainder of the Company's undertaking property rights and assets both present and future and wheresoever situate including uncalled capital

(6)	With reference to the Equitable Charged Property the company undertakes:-

	(i)	To deposit with the Debenture Holder the deeds and documents of title relating thereto;

	(ii)	At any time upon request to execute over all or any part thereof a legal mortgage or legal sub-mortgage as the case may be in favour of the Debenture Holder in such form as he shall require

(7)	The Debenture Holder may at any time by notice in writing to the Company convert the aforesaid floating charge into a fixed charge as regards any assets specified in such notice

(8)	The property charged by this clause is hereinafter collectively referred to as "the Mortgaged Property"

3.      UNLESS and until the security hereby constituted shall have become enforceable the floating charge hereby created shall not hinder or prevent the Company from selling or otherwise disposing of any part of the assets which are the subject of such floating charge by way of bargain made at arms length on normal commercial terms in the ordinary course of the Company's business and for the purposes of carrying on the same so long as the Company fully complies with the covenants herein contained. Provided always that the Company shall not be entitled to sell the whole or any substantial part of its undertaking or assets whether in one transaction or by a series of transactions

4.      THE Company shall not have power without the consent of the Debenture Holder to create any mortgage or charge on its undertaking or assets or any part thereof ranking in priority to or pari passu with the charge hereby created

6.      THE Company will at any time if and when required to do so by the Debenture Holder execute to the Debenture Holder or as the Debenture Holder shall direct such legal or other mortgage or other charges of and on all the Company's estate and interest in any property of the Company which may hereafter be acquired by or belong to the Company, such mortgages or charges to be prepared by or on behalf of the Debenture Holder at the cost of the Company and to contain an immediate power of sale and all other clauses for the benefit of the Debenture Holder as the Debenture Holder may require

7.      THE Debenture is issued subject to and with the benefit of the conditions endorsed hereon

8.      THE parties hereto do not intend that any term of this Agreement should be enforceable by any third party as provided by The Contracts (Rights Of Third Parties) Act 1999

IN WITNESS WHEREOF this Deed has been executed as a deed and delivered on the day and year first above written as follows:

SCHEDULE I
Present Freehold and Leasehold Property

NONE

SCHEDULE II
Present Charges and Factoring Agreements

NONE

CONDITIONS

1.      THE Principal Monies and interest hereby secured shall become immediately repayable and enforceable:-

(1)

If the Company makes default in the payment or repayment of any Principal Monies to the Debenture Holder and the Debenture Holder by notice in writing to the Company or otherwise calls for repayment of the Principal Monies; or

(2)	If a distress or execution is levied or issued against any of the property of the Company and is not paid out within seven days; or

(3)	If the Company is made or an effective resolution is passed for winding up of the Company; or

(4)	If the Company ceases or threatens to cease to carry on its business or substantially the whole of its business; or

(5)	If an encumbrancer takes possession or a receiver is appointed of any part of the assets of the Company; or

(6)	If the Company is unable to pay its debts within the meaning of Section 123 of the Insolvency Act, 1986 or any statutory modification or re-enactment thereof; or

(7)

If the Company makes default in observing or fulfilling any of its obligations arising under this Debenture and the Debenture Holder by notice in writing to the Company declares the security constituted by this Debenture to be enforceable

2	(1)	IN this Debenture any reference to a receiver shall be deemed to include a reference to an administrative receiver

(2)

At the request of the Company or at any time after the Principal Monies hereby secured shall have become immediately payable the Debenture Holder may appoint by writing a receiver of the property hereby charged upon such terms as to remuneration and otherwise as the Debenture Holder shall think fit and may from time to time remove the receiver so appointed and appoint another in his stead. The receiver so appointed shall be the agent of the Company and the Company shall be responsible for the acts of such receiver and his defaults and for his remuneration costs charges and expenses to the exclusion of liability on the part of the Debenture Holder

3.

A receiver so appointed shall be entitled to exercise all powers conferred on a receiver by the Law of Property Act 1925 and by way of addition to and withoutlimiting those powers such receiver shall have the power:-

	(1)	To take possession of and get in the property hereby charged

	(2)	To carry on or concur in carrying on the business of the Company and for this purpose to borrow money on the security of the property hereby charged in priority to this Debenture or otherwise

(3)

To sell or concur in selling any of the property hereby charged or otherwise deal therewith on such terms in the interests of the Debenture Holder as it shall think fit PROVIDED ALWAYS that Section 103 of the Law of Property Act 1925 shall not apply

	(4)	To make any arrangement or compromise which he shall think expedient in the interests of the Debenture Holder

(5)

To do all such other acts and things as may be considered to be incidental or conducive to any of the matters and powers aforesaid and which the receiver may or can lawfully do as agent for the Company

4.

THE net profits of carrying on the business of the Company and the net proceeds of any sale by the receiver shall be applied by him after provision for all matters specified in Paragraphs (i) (ii) (iii) of sub-section 8 of the Section 109 of the Law of Property Act 1925 and Sections 298 300 614 and Schedule 19 of the Companies Act 1985 in or towards satisfaction of all Principal Monies and other monies due to the Debenture Holder hereunder PROVIDED THAT any payment made by the receiver to the Debenture Holder may be made on account of Principal Monies or interest so due or partly in any one way and partly in the other as the receiver shall deem expedient. Any surplus shall be paid to the Company

5.	NOTICES hereunder may be given by the Debenture Holder or by the Company by posting the same in prepaid letter addressed to the Company or the Debenture Holder at the registered office

SIGNED as a DEED by
ABS GLOBAL CAPITAL INC
a Company incorporated in Seychelles
acting by a person who in accordance with
the laws of that territory is acting under
the authority of the Company:-

/s/ Mark Gebhard

EXECUTED as a deed by
MAGENTA NEW MEDIA LIMITED
acting by a Director and Company
Secretary or by two Directors

Director /s/ Russell J.W. Hanford

Company Secretary

Witness: /s/ Mark Gebhard
pp Kingsland (Services) Limited